Keewatin Announces Name Change to Sky Harvest Windpower Corp.

Press Release|
Source: Keewatin Windpower Corp.
On Wednesday September 16, 2009, 7:00 am EDT

Trading Symbol: SKYH:OTCBB

VANCOUVER, Sept. 16 /PRNewswire-FirstCall/ - Keewatin Windpower Corp. OTCBB:KWPW (the "Company") is pleased to announce that effective September 16, 2009, the Company completed a merger with its wholly owned subsidiary, Sky Harvest Windpower Corp., a Nevada corporation for the purpose of affecting a change in the Company's name from "Keewatin Windpower Corp." to "Sky Harvest Windpower Corp."

The name change became effective with the Over-the-Counter Bulletin Board on September 16, 2009 under the new stock symbol "SKYH". The Company's new CUSIP number is 83084A 102.

ON BEHALF OF THE BOARD OF
DIRECTORS

Chris Craddock, President